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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20349

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): August 25, 1999

                       CAPITAL GAMING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

   New Jersey                     0-19128                     22-3061189
 --------------                  ---------                 ---------------
(State or other            (Commission File Number)       (I.R.S. Employer
  jurisdiction                                           Identification No.)
of incorporation)

2701 E. Camelback Road
Suite 484
Phoenix, Arizona                                                85016
---------------------                                          --------
(Address of principal                                         (Zip Code)
executive offices)

       Registrant's telephone number, including area code: (602) 667-0670






                                 Not Applicable
          (Former name or former address, if changed from last report)




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Item 4.  Changes in Registrant's Certifying Accountant.

         Effective August 16, 1999, Capital Gaming International, Inc., a New Jersey corporation (the "Company") notified Moore Stephens, P.C., the independent accounting firm previously engaged as the principal accountant to audit the Company's financial statements, of its dismissal. Such principal accountant's report on the Company's financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. During the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with the former accountant on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         On August 16, 1999, the Company engaged Toback Certified Public Accountants, a Phoenix-based certified public accounting firm, as its accountants to replace Moore Stephens P.C. The change in the Company's accountants was necessitated by the Company's relocation of its New Jersey offices to Phoenix, Arizona.


Item 7.  Financial Statements and Exhibits

         No financial statements or pro forma financial information are required to be filed as a part of this report. There are no exhibits filed as part of this report.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 1999          CAPITAL GAMING INTERNATIONAL, INC.



                         By:    /s/ William S. Papazian
                         ---------------------------------------------------
                         Name:  William S. Papazian
                         Title: Executive Vice President and General Counsel